UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant [ X ]                Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

United-Guardian, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: ___________________________________
2) Form, Schedule or Registration Statement No.: __________________
3) Filing Party: _____________________________________________
4) Dated Filed: _____________________________________________

Cover Page

UNITED-GUARDIAN, INC.

230 Marcus Boulevard • P. O. Box 18050 • Hauppauge, NY 11788 • (631) 273-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

_______________________

To Be Held May 16, 2018

To the Stockholders of UNITED-GUARDIAN, INC.:

You are hereby notified that the 2018 annual meeting of stockholders of UNITED-GUARDIAN, INC. (“Annual Meeting”), will be held at the offices of Raich Ende Malter & Co. LLP, 175 Broadhollow Road, Suite 250, Melville, NY 11747, on Wednesday, May 16, 2018 at 10:00 A.M. local time, for the following purposes:

1.	To elect six (6) directors to serve until the next annual meeting of the stockholders and until their respective successors are elected and qualified;

2.	To hold an advisory vote relating to the compensation of the Company’s named executive officers;

3.	To ratify the appointment by the Company of Raich Ende Malter & Co. LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2018;

4.	To consider a stockholder proposal described in the accompanying Proxy Statement, if properly presented at the Annual Meeting; and

5.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 30, 2018 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors
Robert S. Rubinger, Secretary

Dated: April 13, 2018

RETURN OF PROXIES

Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. To ensure your representation at the Annual Meeting, a proxy card and business reply envelopes are enclosed for your use. We urge each stockholder to vote promptly by signing and returning his or her proxy card, regardless of the number of shares held. The giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held May 16, 2018: The Proxy Statement and Annual Report to Stockholders are available on the Company's website at http://www.u-g.com/proxy-materials.php?year=2018.

1

UNITED-GUARDIAN, INC.

230 Marcus Boulevard • P.O. Box 18050 • Hauppauge, NY 11788 • (631) 273-0900

Proxy Statement

The enclosed proxy is solicited by the Board of Directors (the “Board”) of UNITED-GUARDIAN, INC. (the "Company") for use at the 2018 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M., local time on Wednesday, May 16, 2018 at the offices of Raich Ende Malter & Co. LLP (“Raich”), 175 Broadhollow Road, Suite 250, Melville, NY 11747, and at any adjournments thereof. A proxy granted hereunder is revocable at any time before it is voted by (a) a duly executed proxy bearing a later date, (b) written notice to the Secretary of the Company received by the Company at any time before such proxy is voted at the Annual Meeting, or (c) attendance at the Annual Meeting and voting in person.

It is anticipated that the mailing of this Proxy Statement and the accompanying Proxy to stockholders will commence on or about April 13, 2018.

SOLICITATION OF PROXIES

The persons named as proxies are Kenneth H. Globus and Robert S. Rubinger.

All shares represented by properly executed, unrevoked proxies received in proper form and in time for use at the Annual Meeting will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the nominees to the Board listed in this Proxy Statement and for the approval of the proposals to (i) approve the compensation of the Company’s named executive officers; and (ii) ratify the appointment of Raich as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018, but will not be voted in favor of stockholder proposals (if any) included in this Proxy Statement. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in a properly delivered proxy card will have the discretion to vote on those matters for the stockholder delivering the proxy card. As of the date we filed this Proxy Statement with the Securities and Exchange Commission ("SEC"), the Board was not aware of any other matters to be raised at the Annual Meeting.

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement, proxy card and any other materials enclosed, will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees of the Company may solicit proxies by telephone, facsimile, or personal interview. They will not receive additional compensation for their effort. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons, and will reimburse such persons for their expenses in forwarding soliciting material. The Company does not anticipate paying any compensation to any other party for the solicitation of proxies.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Outstanding Shares and Voting Rights

Only holders of record of the Company's Common Stock, par value $.10 per share ("Common Stock"), at the close of business on March 30, 2018, will be entitled to notice of and to vote at the Annual Meeting. On March 30, 2018, there were 4,594,319 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote at the Annual Meeting, which vote may be given in person or by proxy. There are no cumulative voting rights.

2

Nominees for director are elected if the votes cast for a nominee’s election exceed the votes cast against that nominee’s election.

The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, and eligible to vote at the Annual Meeting is necessary for the approval of the proposals to (i) approve the compensation of the Company’s named executive officers; and (ii) ratify the appointment by the Company of Raich as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

Any broker holding shares in “street name” on behalf of a stockholder is required to vote those shares in accordance with the stockholder’s instructions. If the stockholder does not give instructions to the broker, the broker will be entitled to vote the shares with respect to “routine” items, but will not be permitted to vote the shares with respect to non-routine items (resulting in a “broker non-vote”). The ratification of the selection of Raich is a “routine” item. The election of directors, the advisory vote relating to the compensation of the Company’s named executive officers, and stockholder proposals, if any, are non-routine items.

Under Delaware law, shares as to which a stockholder abstains or withholds authority to vote and broker non-votes will be treated as present at the Annual Meeting for the purposes of determining a quorum. Proxies marked "Withhold Authority" with respect to the election of one or more directors will not be counted in determining who the six persons are who received the greatest number of votes in the election of directors. Proxies marked "Abstain" with respect to (a) the ratification of the appointment of Raich as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; (b) the advisory vote relating to the compensation of the Company’s named executive officers; or (c) stockholder proposals (if any) that are properly presented at the Annual Meeting, will have the effect of a vote against approval or ratification with respect to such proposals.

Security Ownership of Certain Beneficial Owners

The following table sets forth the shares of the Company's Common Stock, par value $.10 per share (the only class of stock issued and outstanding), owned beneficially by each person who, as of March 30, 2018, is known by the Company to have owned beneficially more than 5% of the outstanding Common Stock. Regarding the shares referenced in footnote (1) below, the beneficial owner has both sole voting power and sole investment power, except for those shares held by his spouse as noted.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership		Percent of Class
Kenneth H. Globus c/o United-Guardian, Inc. 230 Marcus Blvd., Hauppauge, NY 11788	1,373,293	(1)	29.9%
Dr. Betsee Parker P.O. Box 2198, Middleburg, VA 20118	368,739	(2)	8.0%
Mario J. Gabelli One Corporate Center, Rye, NY 10580	279,800	(3)	6.1%

(1)	Includes 306,647 shares held directly in his own name, and another 1,066,646 shares held beneficially as follows: 760,000 shares as joint Trustee of the Alfred Globus Testamentary Trust, as to which he has sole voting rights and shared investment power, and 306,646 shares held by his wife.

(2)	As of March 30, 2018, based upon information provided to the Company.

(3)	Based on statements made in filings with the SEC by Mario Gabelli, GGCP, Inc., Teton Advisors, Inc., Gabelli Funds, LLC, GAMCO Asset Management Inc. and GAMCO Investors, Inc. as of December 31, 2017. Some of the shares of Common Stock beneficially owned by Mr. Gabelli are also beneficially owned by certain of the entities making the filings. However, none of such entities reported beneficial ownership of shares constituting more than 5% of the outstanding shares of Common Stock of the Company.

3

Related Party Transactions

The Company has adopted a written policy for the approval of "related party" transactions. Under the policy, related parties are defined to include executive officers and directors of the Company and their immediate family members, a stockholder owning in excess of 5% of the Company, and entities in which any of the foregoing have a substantial ownership interest or control. The policy applies to any transactions that exceed or are expected to exceed $50,000 in a single calendar year.

The policy provides that the Audit Committee will review transactions subject to the policy and decide whether or not to approve or ratify those transactions. In doing so, the Audit Committee will make a determination as to whether the transaction is in the best interests of the Company and its stockholders, taking into account (a) the benefits to the Company and its stockholders; (b) the extent of the related person’s interest in the transaction; (c) whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances; (d) the impact or potential impact on a director’s independence in the event the related party is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer; and (e) the terms of each transaction.

The policy also provides that Director and officer compensation that is approved by the Board or the Compensation Committee is exempt from this approval process and will be considered to be pre-approved.

The Related Party Transaction Policy can be found on the Company's web site at www.u-g.com

There were no related party transactions during the fiscal year ended December 31, 2017.

Security Ownership of Management

The following information is furnished with respect to ownership of shares of Common Stock as of March 30, 2018, by each named executive officer, each Director (which includes all nominees for Director) and by all Directors and executive officers of the Company as a group (8 persons). Except as otherwise indicated, the beneficial owner has sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Kenneth H. Globus	1,373,293	(1)	29.9%
Arthur M. Dresner	12,175		(2)
Robert S. Rubinger	5,137		(2)
Lawrence F. Maietta	4,000		(2)
Andrew A. Boccone	0		(2)
S. Ari Papoulias	0		(2)
Peter Hiltunen	320
All Officers and Directors as a group (7 persons)	1,394,925		30.4%

(1)	Includes 306,647 shares held directly in his own name, and another 1,066,646 shares held beneficially as follows: 760,000 shares as joint Trustee of the Alfred Globus Testamentary Trust, as to which he has sole voting rights and shared investment power, and 306,646 shares held by his wife.
(2)	Less than one percent (1%)

DIRECTORS AND EXECUTIVE OFFICERS

Nominees for Election as Directors

Six directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Set forth in the table below are the names of all persons nominated for election as directors (all of whom are currently directors) by a majority of the Company’s independent directors, the principal occupation or employment of each nominee for at least the past five years, his present positions with the Company, his qualifications to serve as a director, other board memberships of public companies, and the year he was first elected a director.

4

Name and Position with the Company	Age	Principal Occupation, Qualifications, and other Boards	Year First Elected a Director
Robert S. Rubinger Executive Vice President, Secretary, Treasurer, Chief Financial Officer and Director	75	From July 1988 to date, Executive Vice President and Secretary of the Company. Treasurer of the Company from May 2010 to date and previously from May 1994 to May 2004, and Chief Financial Officer of the Company from December 2006 to date. He has leadership experience, business experience, and knowledge of the Company’s operations from over 40 years as Vice President and then Executive Vice President of the Company. He holds a bachelor’s degree in Economics/Business Management from Hunter College.	1982
Kenneth H. Globus President, General Counsel and Chairman of the Board	66	From July 1988 to date, President and General Counsel of the Company. Chief Financial Officer of the Company from November 1997 to December 2006. Chairman of the Board since September 2009. He has leadership experience, business experience, legal experience, and knowledge of the Company’s operations from over 30 years as Vice President, then President, and General Counsel of the Company, and his prior years as an attorney in private practice. He holds a bachelor’s degree in Psychology and English from SUNY at Albany, and a Juris Doctor degree from the George Washington University Law School.	1984
Lawrence F. Maietta Director	60	Partner in the accounting firm of Bonamassa, Maietta & Cartelli, LLP, Brooklyn, NY, since October 1991. Controller of the Company from October 1991 to November 1997. He has financial experience, business experience, and an extensive knowledge of the Company’s operations. He has been a CPA and consultant preparing financial reports and tax returns for the Company and other clients for more than 30 years. He holds a bachelor’s degree in Business Administration from Niagara University, and an MBA from Hofstra University. (2)	1994
Arthur M. Dresner Director	76

Counsel to the law firm of Duane Morris LLP, New York, NY, since August 2007. He has leadership experience, legal experience, business experience, and a scientific education and background. From 1998 to 2007 he was partner and previously “Of Counsel” to the law firm of Reed Smith, LLP, New York, NY. For more than 20 years prior, he was employed by GAF Corporation and its subsidiary, International Specialty Products, Inc., Wayne, NJ, including having been Vice President of corporate development and general management for the last 8 of those years. He holds a bachelor’s degree in Engineering from Stevens Institute of Technology, and a Juris Doctor degree from St. John’s University School of Law. (1) (2)

			1997
Andrew A. Boccone Director	72	Independent business consultant since 2001. He has leadership experience, business experience, and a scientific education and background. For more than 25 years he was employed by Kline & Company, Inc., Parsippany, NJ, an international business consulting and market research firm specializing in the chemicals industry, consumer products, life sciences, and energy, including having been President from 1990 to 2001. He holds a bachelor's degree in Chemistry from Hofstra University, and an MBA from Seton Hall University. (1) (2)	2002
S. Ari Papoulias Director	64

Since 2016 Principal of ChemRise LLC, a business advisory firm providing technology, marketing, and financial advice to firms in the chemicals industry. From 2006 to 2015 Global Marketing Director for Momentive Performance Materials (formerly GE Advanced materials). From 1987 to 2006 initially Business Manager of Advanced Materials, then Business Director of Industrial Markets, and then Global Marketing Director of Performance Chemicals for International Specialty Products, Inc., Wayne, NJ. He has leadership experience, business and financial experience, and a scientific background and education. He holds a B.Sc. in Chemical Engineering from the University of Massachusetts, an M.Sc. in Chemical Engineering from the University of Florida, a Ph.D. in Chemical Engineering from Carnegie Mellon University, and an MBA in Finance from New York University. (1)

			2016

(1) Member of Audit Committee

(2) Member of Compensation Committee

5

There are no family relationships between any Director and/or Officer of the Company.

The Board recommends a vote “FOR” the election of the nominees named for election as directors.

Executive Officers and Significant Employees

Name and Position with the Company	Age	Principal Occupation During the Past Five Years
Kenneth H. Globus President, General Counsel and Chairman of the Board	66

From July 1988 to date, President and General Counsel of the Company. Chairman of the Board and Principal Executive Officer since September 2009. Chief Financial Officer of the Company from November 1997 to December 2006.

Robert S. Rubinger Executive Vice President, Secretary, Treasurer, Chief Financial Officer and Director	75

From July 1988 to date, Executive Vice President and Secretary of the Company. Treasurer of the Company since May 2010 and previously from May 1994 to May 2004. Chief Financial Officer of the Company from December 2006 to date.

Peter A. Hiltunen Vice President	59	From July 2002 to date, Vice President of the Company. Since 1982 Production Manager of the Company.
Andrea Young Controller and Human Resources Manager	49	From September 2016 to date, Controller of the Company. Human Resources Manager of the Company from May 2017 to date.

Board Leadership Structure

The Company is led by Kenneth H. Globus, who has served as President since 1988 and Chairman of the Board since September 2009. The Board is composed of Mr. Kenneth Globus, one other non-independent director, and four independent directors. The Board has two standing committees comprised solely of independent directors, the Audit Committee and the Compensation Committee. The Board also has a Stock Option Committee. Only the Audit Committee has a chairman. The Board does not have a lead director as all of the independent directors have a strong knowledge of Company operations and have held leadership positions in their respective employment, both past and present. The independent directors meet in executive session at least twice per year in accordance with NASDAQ guidelines. The Company has had this same basic leadership structure since it was founded in 1942, except that the committees were not established until the 1990s. The Board believes that this leadership structure has been effective for the Company considering its size and its resources, and similar leadership structures are commonly utilized by other small public companies in the United States.

Affirmative Determinations Regarding Director Independence

The Company's Board has considered the independence of the nominees for election at the Annual Meeting and has affirmatively determined that none of the four non-employee nominees for Director, Lawrence Maietta, Arthur Dresner, Andrew Boccone, and S. Ari Papoulias, has any material business, family or other relationship with the Company other than as a director, and for that reason they all qualify as independent under the corporate governance rules of NASDAQ. Lawrence Maietta does receive compensation as an outside accounting consultant in addition to the fees he receives as a Director, which disqualifies him from serving on the Audit Committee. However, the Board has determined that the additional compensation is not material and falls well below the thresholds established by NASDAQ and the SEC for determining Director independence for purposes other than serving on the Audit Committee. Kenneth Globus and Robert Rubinger are not independent due to their status as President and Executive Vice President, respectively, of the Company, and not due to any other transactions or relationships.

6

Role of the Board in Risk Oversight

The Board views risk management as a process designed to identify, manage, and control risks that may adversely affect the Company, so that they are appropriate considering the Company's size, operations and business objectives. The Company's risk management policies enable the Company to manage risk within acceptable limits and provide reasonable assurance of optimum corporate performance in the area of risk/return. The Board has ultimate responsibility for oversight of the Company's risk management processes, and discharges this responsibility through regular reports received from, and discussions with, senior management on all areas of material risk exposure to the Company. These reports and discussions include, among other things, operational, financial, legal and regulatory, and strategic risks. The full Board engages with the appropriate members of senior management to enable its members to understand and provide input to, and oversight of, risk identification, risk management and risk mitigation strategies. In addition, the Company's Audit Committee is responsible for evaluating and monitoring financial risks, and meets regularly in executive session without management present to, among other things, discuss the Company's risk management culture and processes. While the Board oversees the Company’s risk management, the Company’s senior management is responsible for day-to-day risk management processes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, directors and persons who own more than 10% of a class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on (i) a review of copies of Forms 3, 4, and 5 and any amendments thereto furnished to the Company during and with respect to the fiscal year ended December 31, 2017 and (ii) any written representations signed by reporting persons that no Form 5 is required, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis during and with respect to the fiscal year ended December 31, 2017.

Directors Meetings

During the fiscal year ended December 31, 2017, the Board held four meetings. All Directors attended all four meetings.

The Board has a separately-designated standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the accounting and financial reporting processes of the Company and to meet and review with the Company's independent auditors the plan, scope and results of its audits. Members of the Audit Committee in 2017 were Messrs. Arthur M. Dresner, the Chairman, Andrew A. Boccone, and S. Ari Papoulias. All of the Audit Committee members are independent as that term is defined in the listing standards of NASDAQ, the Company’s stock exchange since March 16, 2009. Under NASDAQ rules, the Board is required to make certain findings about the independence and qualifications of the members of the Audit Committee of the Board. In addition to assessing the independence of the members under NASDAQ rules, the Board also considered the requirements of Section 10A(m)(3) and Rule 10a-3 under the Exchange Act. As a result of its review, the Board determined that the Audit Committee does not have a financial expert. However, S. Ari Papoulias is considered “financially sophisticated” as that term is defined by NASDAQ. Lawrence F. Maietta, a Certified Public Accountant and former member of the Audit Committee, acts as an advisor to the Audit Committee. Mr. Maietta would not be deemed independent for purposes of membership on the Audit Committee. The reason for the absence of a financial expert is that the Board determined that the expense involved did not justify recruiting one, considering Mr. Maietta's presence as an advisor, and the “financially sophisticated” status of Mr. Papoulias. There were four meetings of the Audit Committee held during the fiscal year ended December 31, 2017. All members attended all four meetings. A copy of the Audit Committee Charter is available on the Company's website at www.u-g.com/corporate.

During the fiscal year ended December 31, 2017, the independent directors of the Company, Messrs. Lawrence F. Maietta, Arthur M. Dresner, Andrew A. Boccone, and S. Ari Papoulias, held two meetings in executive session without the presence of non-independent directors and management in accordance with NASDAQ rules. All of the independent directors were present at both of the meetings.

7

The Board has a Compensation Committee which was formed in 1999 for the purpose of recommending to the Board the compensation of corporate officers and key employees for the ensuing year. Members of the Compensation Committee are Messrs. Lawrence F. Maietta, Arthur M. Dresner, and Andrew A. Boccone. Kenneth H. Globus acts as advisor to the Committee representing management. The Committee held one meeting in 2017. The Compensation Committee does not have a charter. Neither management nor the Committee has engaged a consultant to provide advice on compensation.

The Compensation Committee meets in June of each year and targets a total dollar amount to be allocated in the form of bonuses to all employees for the year. It also sets the specific bonus to be paid to each officer and key employee. These bonuses are paid as a single sum cash bonus in July of each year. In addition, the Committee recommends the amount of any cost of living increase for all employees based upon U.S. Department of Labor statistics for the prior year.

The Compensation Committee does not set compensation of Directors. Instead, the full Board acts on recommendations made by the independent directors. In its review of compensation of Directors, the Board considers various factors, such as compensation of Directors in other public companies of a similar size, the time spent by Board and Committee members in their service to the Company, and recent changes that may result in an increase or decrease in the responsibilities or time commitment of a Board and Committee member.

The Board does not have a Nominating Committee. The full Board fulfills the role of a nominating committee. Final selections are made by a majority of the independent directors. Kenneth H. Globus and Robert S. Rubinger are not independent as that term is defined by the listing standards of NASDAQ. It is the position of the Board that it is appropriate for the Company not to have a separate nominating committee because the size, composition and collective independence of the Board enables it to adequately fulfill the functions of a standing committee. NASDAQ does not require the Company to have a separate nominating committee but does require that Board nominees be selected by either a nominating committee composed solely of independent directors or by a majority of the independent directors. The Board does not consider diversity in identifying nominees for director positions.

The Board identifies director candidates through a combination of referrals, including by management, existing Board members, and stockholders. Once a candidate has been identified, the Board reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the independent directors believe it to be appropriate, such directors may meet with the proposed nominee before making a final determination on whether to include the proposed nominee as a member of management's slate of director nominees submitted to the stockholders for election to the Board. The Board will evaluate stockholder-nominated candidates under the same criteria as director-nominated candidates. Stockholders wishing to refer director candidates to the Board should do so in writing and they should be delivered to the Board c/o Corporate Secretary, United-Guardian, Inc., P.O. Box 18050, Hauppauge, NY 11788. The Board has adopted a corporate resolution with regard to the nominating process as discussed above. The Board has no charter for the nominating process.

In 2017 all six Directors attended the Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board in 2017 was composed of three directors: Arthur M. Dresner, Andrew A. Boccone, and S. Ari Papoulias. All of the Audit Committee members are independent as that term is defined in the listing standards of NASDAQ.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial report, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally.

In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2017, with Company management and Raich, the independent auditors for such financial statements. The Audit Committee received the written disclosures and the letter from Raich required by applicable requirements of the Public Company Accounting Oversight Board regarding Raich communications with the Audit Committee concerning independence, and discussed with Raich any relationships which might impair that firm's independence from management and the Company and satisfied itself as to the auditors' independence. The Audit Committee reviewed and discussed with Raich all communications required by generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380).

8

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2017, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

/s/ Arthur M. Dresner	/s/ Andrew A. Boccone	/s/ S. Ari Papoulias

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed "filed" with the SEC, incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act (except to the extent the Company specifically incorporates this Report by reference therein) or subject to the liabilities of Section 18 of the Exchange Act.

ADVISORY VOTE ON THE

COMPENSATION PAID TO THE COMPANY’S

NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires the Company to periodically include in its proxy statements for meetings of stockholders at which directors are to be elected an advisory vote on named executive officer compensation. Section 14A also requires the Company to include in its proxy statements at least every six years, an advisory vote regarding the frequency with which the advisory vote on named executive officer compensation should be held. The Board currently plans to seek an advisory vote on executive compensation every year. The advisory vote on the frequency of holding a non-binding advisory vote on compensation paid to the Company’s named executive officers was held at the annual meeting of stockholders on May 15, 2013, and the stockholders approved holding a vote on such matter every year. We are therefore including a proposal for our stockholders to vote to approve, on a nonbinding, advisory basis, the compensation of the executive officers named in this proxy statement, pursuant to Item 402 of Regulation S-K.

Our executive compensation is designed to reward executive performance that contributes to our success and increases stockholder value, while encouraging behavior that is in our and our stockholders' long term best interests.

We are asking you to vote to approve the adoption of the following resolution:

RESOLVED: That the stockholders of the Company approve, on a nonbinding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K.

The stockholder vote on the proposal to approve the compensation paid to the Company’s named executive officers is advisory and nonbinding, and serves only as a recommendation to our Board.

The Board recommends that you vote "FOR" the proposal to approve the compensation paid to the Company’s named executive officers.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

Executive Officers

The following table sets forth for the years ended December 31, 2016 and December 31, 2017 certain information concerning the compensation awarded to, earned by or paid to the Company's principal executive officer and the two most highly compensated executive officers other than the principal executive officer:

9

		Salary	Bonus	Stock awards	Option awards	Non- equity incentive plan compen- sation	Non- qualified deferred compen- sation earnings	All other compensation(1)	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Kenneth H. Globus
President	2016	262,303	95,500	-	-	-	-	29,847	387,700
(Principal Executive Officer)
and Chairman of the Board	2017	268,001	73,275	-	-	-	-	31,207	372,483
Robert S. Rubinger
Executive Vice	2016	175,003	20,200	-	-	-	-	21,109	216,312
President and Chief
Financial Officer	2017	120,215	15,150	-	-	-	-	19,686	155,051
Peter A. Hiltunen	2016	152,601	26,600	-	-	-	-	19,432	198,633
Vice President	2017	155,941	19,950	-	-	-	-	19,944	195,835
Joseph J. Vernice	2016	173,698	25,600	-	-	-	-	21,657	220,955
Former Vice President(2)	2017	155,205	19,950	-	-	-	-	21,518	196,673

(1)	In both 2016 and 2017 under the Company’s 401(k) plan for all of its employees, the Company made a contribution of up to 4% of each employee’s salary, matching an employee’s elective deferral of up to 4% of salary. In addition, in 2009 the Company began making a discretionary contribution to all employees’ 401(k) accounts based on a formula that qualifies the 401(k) plan under Internal Revenue Service (“IRS”) Safe Harbor provisions. These amounts represent the Company's contribution for each year. There are no other items included in these amounts.

(2)	Vice President of the Company until his retirement in September 2017. From September 2017 to February 28, 2018 served as a consultant to the Company.

Pension Plans

The Company sponsors a 401(k)-defined contribution plan ("DC Plan") that provides for a dollar-for-dollar employer matching contribution of up to 4% of each employee's pay that is deferred under the DC Plan. Employees become fully vested in employer matching contributions after one year of employment. Company 401(k) matching contributions were approximately $104,000 for the years ended December 31, 2017 and 2016. In 2017 and 2016 employees were able to defer up to $18,500 and $18,000, respectively, of their annual pay as a pre-tax investment in the 401(k) plan (plus an additional $6,000 and $6,000, respectively, for employees over the age of 50), in accordance with limits set by the IRS.

The Company also makes discretionary contributions to each employee's account based on a "pay-to-pay" safe-harbor formula that qualifies the 401(k) plan under current IRS regulations. In November 2017 and November 2016, the Company’s Board authorized discretionary contributions in the amount of $175,000 each year, to be allocated among all eligible employees, for the 2017 and 2016 plan years. The Company contribution for 2017 was paid into the DC Plan in December 2017, and the 2016 contribution was paid in December 2016. The allocated amounts for FY-2017 and FY-2016 were distributed into each employee’s account in February 2018 and February 2017, respectively. Employees become vested in the discretionary contributions as follows: 20% after two years of employment, and 20% for each year of employment thereafter until the employee becomes 100% vested after six years of employment.

All of the persons named in the Summary Compensation Table above participated in the DC Plan and were fully vested as of December 31, 2017.

10

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2017, there were no outstanding equity awards held by the persons named in the Summary Compensation Table above. The Company’s previous stock option plan, which had been adopted in March 2004, expired in March 2014.

Director Compensation

Effective January 1, 2017, the annual retainer paid to each non-employee Director was increased to $13,000 from $12,000 (paid quarterly). Effective July 1, 2011, Director fees for meetings of both the full Board and for Audit Committee meetings increased by $250 per director per meeting. Directors who are not employees of the Company each receive a fee of $1,750 for each Board meeting attended. Directors who are employees of the Company receive no separate compensation for their service as directors. Each Audit Committee member and Mr. Lawrence F. Maietta, as an adviser to the Committee, receives a retainer of $750 per quarter. Mr. Arthur M. Dresner, the Committee Chairman, receives an additional $250 per quarter. In addition, each receives a fee of $1,500 for the Annual Audit Committee Meeting and $1,000 for each quarterly meeting. The Audit Committee Chairman, Mr. Arthur M. Dresner, receives an additional $1,250 for the Annual Audit Committee Meeting and an additional $750 for each quarterly meeting. The Committee Secretary, Mr. Andrew A. Boccone, receives an additional $250 for each meeting. Compensation Committee members each receive a fee of $1,000 for each meeting attended. No fees are paid for meetings of the independent directors.

The following table sets forth for the fiscal year ended December 31, 2017 certain information concerning the compensation paid to Directors of the Company who are not “named executive officers” (as such term is defined in Item 402(m)(2) of Regulation S-K):

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-Equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Lawrence F. Maietta	28,500	-	-	-	-	18,000(1)	46,500
Arthur M. Dresner	33,000	-	-	-	-	-	33,000
Andrew A. Boccone	29,500	-	-	-	-	-	29,500
S. Ari Papoulias	27,500	-	-	-	-	-	27,500

(1)	Consulting fee paid to Bonamassa, Maietta & Cartelli, LLP, a firm in which Mr. Maietta is a partner, for reviewing quarterly and annual financial statements and corporate tax returns.

APPOINTMENT OF ACCOUNTANTS

The firm of Raich Ende Malter & Co. LLP, an independent registered public accounting firm headquartered in Melville, N.Y., has been appointed by the Audit Committee of the Board to be the independent accountants of the Company for the fiscal year ending December 31, 2018. The appointment of such firm is subject to ratification by the stockholders at the Annual Meeting. Management believes that the firm is well qualified and recommends a vote in favor of the ratification.

Representatives of Raich are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

The Board recommends that you vote "FOR" the ratification of the appointment of Raich to serve as the Company’s independent accountants for the fiscal year ending December 31, 2018.

11

PRINCIPAL ACCOUNTANT FEES AND SERVICES

On March 25, 2016 Baker Tilley Virchow Kraus, LLP (“Baker”) notified the Company that Baker was resigning as the Company’s independent registered public accountant, effective immediately. After the completion of Baker’s most recent audit of the Company’s financial statements for the fiscal year ended December 31, 2015 (the “2015 Audit”), the Company made an offer of employment to a Baker employee who participated in the 2015 Audit. The Baker employee accepted the offer of employment. As a result, Baker determined that this would constitute a conflict of interest and that its independence would be impaired in accordance with SEC independence rules, and notified the Company that it would have to resign.

Baker had audited the Company's financial statements for the fiscal years ended December 31, 2014 and 2015. The audit reports of Baker on the Company's financial statements for those years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s two most recent fiscal years and subsequent interim period preceding Baker’s resignation as the Company's independent registered public accountant, there have been no disagreements with Baker on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On March 29, 2016, as directed and approved by the Audit Committee of the Company’s Board of Directors, the Company formally retained Raich as the Company’s independent accountant, effective immediately. During the two previous fiscal years and through the date of its retention, the Company had not consulted with Raich regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, as well as any matters or reportable events described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

The Company previously provided a copy of this disclosure to Baker, and requested that Baker furnish the Company with a letter addressed to the SEC stating whether it agreed with the statements made by the Company and, if not, stating the respects in which it did not agree. A copy of Baker’s response confirming that Baker agreed with the statements made by the Company was included as Exhibit 16.1 to the Company’s Current Report on Form 8-K that was filed with the SEC on March 29, 2016.

Audit Fees

The aggregate fees billed by Raich to the Company for the review and audit of the Company's financial statements for FY-2017 and FY-2016 were approximately $68,000 per year. The aggregate fees that are expected to be billed by Raich for the review and audit of the Company's financial statements for FY-2018 are expected to be approximately $68,000.

Audit-Related Fees

During 2017 and 2016 there were no fees paid to Raich or Baker in connection with the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

No other fees were billed by Raich or Baker for the last two years that were reasonably related to the performance of the audit or review of the Company's financial statements and not reported under "Audit Fees" above.

Tax Fees

There were no other fees billed by Raich or Baker during the last two fiscal years for professional services rendered for tax compliance, tax advice, or tax planning. Accordingly, none of such services were approved pursuant to pre-approval procedures or permitted waivers thereof.

All Other Fees

There were no non-audit-related fees billed to the Company by Raich or Baker in 2017 or 2016.

12

Pre-approval Policies for Audit Services

Engagement of accounting services by the Company is not made pursuant to any pre-approval policies or procedures. The Company believes that its accounting firm is independent because all of its engagements by the Company are approved by the Company's Audit Committee prior to any such engagement.

The Audit Committee of the Company's Board meets periodically to review and approve the scope of the services to be provided to the Company by its independent accountant, as well as to review and discuss any issues that may arise during an engagement. The Audit Committee is responsible for the prior approval of every engagement of the Company's independent auditors to perform audit and permissible non-audit services for the Company (such as quarterly reviews, tax matters, consultation on new accounting and disclosure standards and, in future years, reporting on management's internal controls assessment).

Before the auditors are engaged to provide those services, the chief financial officer and the controller will make a recommendation to the Audit Committee regarding each of the services to be performed, including the fees to be charged for such services. At the request of the Audit Committee the independent auditors and/or management shall periodically report to the Audit Committee regarding the extent of services being provided by the independent auditors, and the fees for the services performed to date.

ANNUAL REPORT TO STOCKHOLDERS

The Annual Report to Stockholders for the fiscal year ended December 31, 2017 accompanies this Proxy Statement. The Annual Report contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

Ms. Myra Young of Elk Grove, California, is the owner of 100 shares of Company stock, and has advised the Company that she has designated John Chevedden as her agent to submit a proposal for consideration at our Annual Meeting. The proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent. Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy. With the exception of minor formatting changes and/or spelling corrections, the text of the stockholder proposal and supporting statement appear exactly as received by the Company unless bracketed or otherwise noted. All statements contained in the proposal and supporting statement are the sole responsibility of the proponent.

The Board recommends a vote AGAINST the stockholder proposal based on the reasons set forth in the Company’s Statement in Opposition following the stockholder proposal.

STOCKHOLDER PROPOSAL: “Shareholder Proxy Access”

RESOLVED: Shareholders of United-Guardian, Inc. (“UG” or the “Company”) ask the board of directors (the “Board”) to amend its bylaws or other documents, as necessary, to provide proxy access for shareholders as follows:

  Nominating shareholders or shareholder groups (“Nominators”) must beneficially own 3% or more of the Company’s outstanding common stock (“Required Stock”) continuously for at least three years and pledge to hold such stock through the annual meeting.
  Nominators may submit a statement not exceeding 500 words in support of each nominee to be included in the Company proxy.
  The number of shareholder-nominated candidates eligible to appear in proxy materials shall be one quarter of the directors then serving or two, whichever is greater.
  No limitation shall be placed on the number of shareholders that can aggregate their shares to achieve the 3% of Required Stock.
  No limitation shall be placed on the re-nomination of shareholder nominees by Nominators based on the number or percentage of votes received in any election.
  The Company shall not require that Nominators pledge to hold stock after the annual meeting if their nominees fail to win election.
  Loaned securities shall be counted as belonging to a nominating shareholder if the shareholder represents it has the legal right to recall those securities for voting purposes and will hold those securities through the date of the annual meeting.

13

Supporting Statement (provided by the proponent of the proposal):

The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated after a court decision regarding the SEC’s cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis. Subsequently, Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance: The Case of Proxy Access (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

Governance Changes through Shareholder Initiatives (https://cba.unl.edu/academic-programs/departments/finance/about/seminar-series/documents/Iliev.pdf) found the announcement of shareholder proposals for proxy access submitted to 75 U.S. public companies resulted in $10.6 billion of increased shareholder value across targeted firms.

Adoption of bylaws with all the requested elements outlined above would help ensure meaningful proxy access is available to shareholders. Similar proposals won an average of 82.5% For, 14.3% Against, and 0.8% Abstain from July 16, 2016 to June 30, 2017, according to Proxy Insight. A similar proposal at UG in 2015 was supported by BlackRock, CalPERS, Bridgeway Capital and others.

Increase Shareholder Value

Vote for Shareholder Proxy Access

COMPANY STATEMENT IN OPPOSITION

The Board has carefully considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of the Company or its stockholders. The Company’s Board is committed to strong corporate governance practices and an appropriate balance of shareholder rights. The Board recognizes that proxy access is a topic of growing interest to investors and continues to evaluate it. However, the Board believes this proposal is fundamentally flawed, lacks safeguards against short-term abuse, and is not in the best interest of the Company’s stockholders. Some of the reasons for the Board’s opinion are set forth below. Given the Company’s long history of good governance practices, the Board does not believe that adoption of this proxy access proposal is the right approach for the Company or our shareholders. For that reason, the Board recommends a vote AGAINST this proposal.

Several aspects of this proposal introduce significant risk of disruption to the Company and lack safeguards to ensure proxy access would not be abused:

(a)	The proposal permits an excessive number of shareholder-proposed candidates, up to 25% of the Board every year. This percentage exceeds the 20% collective maximum typical in many other stockholder proxy access proposals (see proposals at Disney in 2014, Verizon in 2013, and Walgreen Co. in 2013). It also is not practical for our company, which currently has only six directors. The adoption of the proponent’s resolution would mean that 2 of the 6 directors, or one-third of the Board, could be replaced each year. In addition, replacing directors every year could cause serious disruption to the Board’s oversight of management, strategy and risk.

(b)	Providing access to the Company’s proxy statement as set forth in the proposal will undermine the value of the thorough and rigorous selection and nomination process our Board already follows. The current Board members are best situated to assess the particular qualifications of potential director nominees and determine whether they will contribute to an effective Board that addresses the evolving needs of the Company and represents the best interests of our stockholders.

Stockholders may already nominate one or more directors, whom the Board will evaluate under the same criteria it applies to its own candidates. In contrast, this proposal would allow individuals or small groups of stockholders who have no fiduciary duty and are not bound by the Company’s corporate governance policies and practices to nominate directors to advance their own agenda or narrow interests, without regard to the best interests of the Company. While shareholders would be free to reject such nominees, the cost and disruption of having to defend against narrow agenda-driven attacks could be significant, and incurring those costs would not be in the best interests of the Company’s stockholders.

14

Our existing corporate governance policies provide the appropriate balance between ensuring Board accountability to stockholders and enabling the Board to oversee effectively the Company’s business and affairs for the long-term benefit of stockholders. Our Board fully is accountable to stockholders through a variety of progressive governance practices, including annual elections of our entire Board, majority voting for directors, and the ability of stockholders to call special meetings. The Board already has in place options for stockholders to communicate directly with the Board by email or regular mail.

Given our Board’s record of protecting stockholder rights and responding to stockholder input, as well as the lack of critical safeguards against the abuse of a proxy access for short-term interests, this proposal does not warrant support and has the potential for creating significant risk to the Company’s stockholders

The Board recommends a vote AGAINST this proposal.

Proposals of stockholders for possible consideration at the 2019 Annual Meeting (expected to be held in May 2019) must be received by the Secretary of the Company at the Company’s principal executive offices not later than December 17, 2018 and must satisfy the other conditions set forth in SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Board has adopted the following procedure for stockholders to send communications to the Board other than stockholder proposals for consideration at the annual meeting of stockholders which should be submitted to our Corporate Secretary. Stockholders who wish to send communications to directors should refer to the Company's website at: www.u-g.com and direct those communications to Mr. Arthur M. Dresner, Chairman of the Audit Committee, whose email address is posted there. All communications sent to Mr. Dresner, but addressed to other Board members, will be forwarded to that Board member by Mr. Dresner.

OTHER BUSINESS

Management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting and Proxy Statement that may come before the Annual Meeting.

By order of the Board of Directors
Robert S. Rubinger, Secretary

Dated: April 13, 2018

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS, TO EACH STOCKHOLDER WHO REQUESTS THE 10-K IN WRITING ADDRESSED TO: ROBERT S. RUBINGER, CORPORATE SECRETARY, UNITED-GUARDIAN, INC., P. O. BOX 18050, HAUPPAUGE, NEW YORK 11788.

15

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

UNITED-GUARDIAN, INC.	2018 Annual Meeting of Stockholders

May 16, 2018 10:00 A.M. local time

This Proxy is Solicited on Behalf of The Board of Directors

Please be Sure to Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	X

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE

UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED ‘FOR’ PROPOSALS 1, 2,

AND 3, AS RECOMMENDED BY THE BOARD OF DIRECTORS.

1.	ELECTION OF DIRECTORS (the Board recommends a vote “FOR” each nominee)				3.	PROPOSAL TO RATIFIY THE APPOINTMENT	FOR	AGAINST	ABSTAIN
OF RAICH ENDE MALTER & CO. LLP AS
	(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY					THE INDEPENDENT PUBLIC ACCOUNTANTS
	INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S					OF THE COMPANY FOR THE FISCAL YEAR
	NAME BELOW.)					ENDING DECEMBER 31, 2018 (The Board
recommends a vote “FOR” this proposal)
	01.	Robert S. Rubinger	FOR all nominees	WITHHOLD
	02.	Kenneth H. Globus	listed to the left	AUTHORITY	4.	TO CONSIDER A STOCKHOLDER PROPOSAL	FOR	AGAINST	ABSTAIN
	03.	Lawrence F. Maietta	(except as marked to	to vote for all nominees		DESCRIBED IN THE ACCOMPANYING PROXY
	04.	Arthur M. Dresner	the contrary to the left)	listed to the left)		STATEMENT, IF PROPERLY PRESENTED AT
	05.	Andrew A. Boccone				THE ANNUAL MEETING. (The Board recommends
	06.	S. Ari Papoulias				a vote “AGAINST” this proposal)

2.	APPROVAL ON AN ADVISORY BASIS, OF	FOR	AGAINST	ABSTAIN	In their discretion, the proxies are authorized to vote upon matters incident to the
	THE COMPENSATlON OF THE COMPANY’S				conduct of the meeting and upon such other business (which the Board of Directors
	NAMED EXECUTIVE OFFICERS. (The Board				did not know, prior to making this solicitation, would come before the meeting) as
	recommends a vote “FOR” this proposal)				may properly come before the meeting or any adjournment thereof.

(continued on reverse side)

CONTROL NUMBER

Signature	Signature	Date	, 2018.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

UNITED-GUARDIAN, INC.

230 Marcus Blvd. ● P.O Box 18050 ● Hauppauge, NY 11788

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth H. Globus and Robert S. Rubinger, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as he designated on the reverse, all of the shares of common stock of United-Guardian, Inc. held of record by the undersigned on March 30, 2018 at the annual meeting of stockholders to be held on Wednesday, May 16, 2018, at 10:00 a.m. local time at the offices of Raich Ende Malter & Co. LLP, 175 Broadhollow Road, Suite 250, Melville, NY 11747, or at any adjournment thereof.

Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.

(Continued, and to be marked, dated and signed, on the other side)